UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On September 14, 2015 the Company issued 3,366,666 shares of common stock to JDF Capital, LLC on a partial conversion of a convertible note in the value of $10,100.00 ($0.00300 / share).

On September 17, 2015 the Company issued 1,344,500 shares of common stock to Rocwall Capital, LLC on a partial conversion of a convertible note in the value of $2,689.00 ($0.00200 / share).

On September 18, 2015 the Company issued 8,250,618 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,046.03 ($0.00085 / share).

On September 18, 2015 the Company issued 4,875,819 shares of common stock to LG Capital, LLC on a partial conversion of a convertible note in the value of $4,163.95 ($0.00085 / share).

On September 18, 2015 the Company issued 13,084,843 shares of common stock to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $10,075.33 ($0.00077/ share).

These issuances of the shares was exempt under Section 4(a)(2) of the Securities Act.

As of September 18, 2015, there are 321,023,756 common shares issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: September 18, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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